REVOCABLE PROXY


                                 HEALTHAXIS INC.
              Annual Meeting of Stockholders - ______________, 2000

                      THIS PROXY IS SOLICITED ON BEHALF OF
                   THE BOARD OF DIRECTORS OF HEALTHAXIS INC.


         The undersigned hereby constitutes and appoints Michael Ashker and Alvin Clemens and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned to appear at the annual meeting of stockholders of HealthAxis Inc., to be held on ______________, 2000, and at any postponement or adjournment thereof, and to vote all of the shares of capital stock of HealthAxis Inc. which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned directs this proxy to vote as indicated on the reverse side of this proxy card:


         THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, THE PERSONS NAMED HEREIN INTEND TO VOTE FOR THE ELECTION OF THE NOMINEES AND FOR THE PROPOSALS DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY'S PROXY STATEMENT.


                  (Continued and to be signed on reverse side)

                   (triangle) FOLD AND DETACH HERE (triangle)


                             YOUR VOTE IS IMPORTANT!

                       You can vote in one of three ways:


1. Vote by Internet at our Internet Address: http://www.eproxy.com/HAXS

                                       or

2. Call toll-free 1-800-840-1208 on a Touch-Tone Telephone.

                                       or

3. By mail - by promptly returning your completed proxy card in the enclosed envelope.

         Please mark your votes as in this example.   X
                                                     ---
         The Board of Directors recommends a VOTE "FOR" the election of the nominees listed below, Item 2, Item 3, Item 4, Item 5, Item 6 and Item 7.


I. The election as directors of all of the following nominees for the term of one year:


             MICHAEL ASHKER                  EDWARD W. LeBARON, JR.

            ALVIN H. CLEMENS                   GREGORY T. MUTZ

             HENRY G. HAGER                    JAMES W. McLANE

         PATRICK J. McLAUGHLIN                DENNIS B. MALONEY



                     / /  FOR                    / /  VOTE WITHHELD

         To withhold authority to vote for an individual nominee, write that nominee's name on the space provided below:

                 -----------------------------------------------

II. To adopt the amended and restated agreement and plan of reorganization and the amended and restated agreement and plan of merger, each dated as of October 26, 2000 among HealthAxis Inc., HeathAxis.com, Inc. and HealthAxis Acquisition Corp., a wholly-owned subsidiary of HealthAxis Inc., and to approve the merger, the issuance of HealthAxis Inc. shares and other transactions described in the merger agreements ("Item 2");

     / /  FOR                    / /  AGAINST                      / /  ABSTAIN

III. To adopt and approve amendments to HealthAxis Inc.'s amended and restated articles of incorporation, including the amendment and restatement of such articles of incorporation as described in Item 3 of the proxy statement ("Item 3");

     / /  FOR                    / /  AGAINST                      / /  ABSTAIN


IV. To adopt and approve an amendment to HealthAxis Inc.'s amended and restated articles of incorporation as described in Item 4 of the proxy statement ("Item 4");

     / /  FOR                    / /  AGAINST                      / /  ABSTAIN


V.   To approve the adoption of the 2000 Stock Option Plan ("Item 5");

     / /  FOR                    / /  AGAINST                      / /  ABSTAIN

VI. To approve the appointment of BDO Seidman LLP as independent public accountants for HealthAxis Inc. for its 2000 fiscal year ("Item 6");

     / /  FOR                    / /  AGAINST                      / /  ABSTAIN

VII. To act upon the adjournment of the annual meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the annual meeting to approve the amended and restated agreement and plan of reorganization and the amended and restated agreement and plan of merger or the amendment to HAI's amended and restated articles of incorporaiton. ("Item 7");

     / /  FOR                    / /  AGAINST                      / /  ABSTAIN

VIII. In their discretion, the proxies are authorized to vote on any other business as may properly come before the annual meeting or any adjournment or postponement thereof.



         Should the undersigned be present and choose to vote at the annual meeting or at any adjournments or postponements thereof, and after notification to the Secretary of HealthAxis Inc. at the annual meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be terminated and shall have no force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary or by duly executing a proxy bearing a later date. The undersigned hereby acknowledges receipt of HealthAxis Inc.'s 2000 Annual Report to Shareholders, Notice of HealthAxis Inc.'s annual meeting and the joint proxy statement/prospectus relating thereto.





_________________________________   _________________________________     DATE:__________________________, 2000
 Signature(s)                                                                   (Please date this proxy)


NOTE: It would be helpful if you signed your name exactly as it appears on your stock certificate(s), indicating any official position or representative capacity. If shares are registered in more than one name, all owners should sign.




PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

      (triangle) FOLD AND DETACH HERE AND READ THE REVERSE SIDE (triangle)



                             YOUR VOTE IS IMPORTANT!
     [GRAPHIC]                                                   [GRAPHIC]
                       YOU CAN VOTE IN ONE OF THREE WAYS:

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

================================================================================
                                VOTE BY INTERNET
                          24 hours a day, 7 days a week
   Follow the instructions at our Internet Address: http://www.eproxy.com/HAXS
================================================================================

                                       or

================================================================================
                                  VOTE BY PHONE

                          HAVE YOUR PROXY CARD IN HAND.

Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day, 7 days a week.

                    There is NO CHARGE to you for this call.

       You will be asked to enter your 11-digit Control Number, which is located in the box in the lower right hand corner of this form.
                       Follow the recorded instructions.
================================================================================

                                       or

================================================================================
                               VOTE BY PROXY CARD

         Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
================================================================================

                  Note: If you voted by Internet or telephone,
                 THERE IS NO NEED TO MAIL BACK your proxy card.

                              THANK YOU FOR VOTING.